UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2004

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

On December 29, 2004, Fannie Mae (formally, the Federal National Mortgage Association) agreed to sell to "qualified institutional buyers" (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended) an aggregate of $5 billion in two placements of non-cumulative preferred stock.

Specifically, Fannie Mae agreed to sell to a group of investors 25,000 shares of Non-Cumulative Convertible Series 2004-1 Preferred Stock (the "Series 2004-1 Preferred Stock") for an aggregate offering price of $2.5 billion. These shares have no par value and have a stated value and liquidation preference of $100,000 per share. Holders of the Series 2004-1 Preferred Stock are entitled to receive non-cumulative quarterly cash dividends, when, as and if declared by Fannie Mae's Board of Directors or an authorized committee thereof, at the annual rate of 5.375% of the stated value and liquidation preference of $100,000 per share. Beginning January 5, 2008 and subject to certain conditions, Fannie Mae may from time to time redeem some or all of the outstanding shares of Series 2004-1 Preferred Stock for a per share redemption price of $105,000 plus an amount equal to the amount of the dividend for the then-current quarterly dividend period accrued to but excluding the date of redemption. Shares of Series 2004-1 Preferred Stock rank on a parity with other shares of Fannie Mae's outstanding preferred stock as to dividends and rights upon liquidation.

Each share of Series 2004-1 Preferred Stock is convertible by the holder into 1,060.3329 shares of common stock, which is equivalent to a conversion price of $94.31 per share, subject to adjustment in the case of certain stock dividends, distributions of rights, options, warrants, capital stock or evidence of indebtedness or assets, stock combinations or splits, reclassifications, quarterly common stock dividends in excess of $.52 per share, certain tender offers by the company for its common stock, or similar events. In the event of a transaction such as a merger, share exchange, or sale of all or substantially all of the company's assets as a result of which holders of Fannie Mae's common stock become entitled to receive shares, securities or other property, a holder of Series 2004-1 Preferred Stock shall become entitled to receive upon conversion the kind and amount of shares, securities or other property that such holder would have been entitled to receive at the time of the transaction had the holder converted its shares immediately prior to the transaction. A holder may convert shares of the Series 2004-1 Preferred Stock at any time, except that the right to convert any shares of the Series 2004-1 Preferred Stock that are called by Fannie Mae for redemption shall terminate at the close of business on the business day immediately preceding the redemption date for such shares, unless Fannie Mae defaults in making payment of the redemption price. No fractional shares will be issued upon conversion of the Series 2004-1 Preferred Stock. In lieu thereof, Fannie Mae will make a cash payment based on the fair market value of any fractional share that would otherwise be issued.

Fannie Mae also agreed to sell to a group of investors 50,000,000 shares of Non-Cumulative Convertible Preferred Stock, Series O (the "Series O Preferred Stock") for an aggregate offering price of $2.5 billion. These shares have no par value and have a stated value and liquidation preference of $50 per share. Holders of the Series O Preferred Stock are entitled to receive non-cumulative quarterly cash dividends, when, as and if declared by Fannie Mae's Board of Directors or an authorized committee thereof, at a variable rate that is initially set at an annual rate of 7% of the stated value and liquidation preference of $50 per share. Each quarter, the rate will adjust to the higher of 7.00 percent and the sum of the 10-year CMT rate plus 237.5 basis points. Beginning January 1, 2008 and subject to certain conditions, Fannie Mae may from time to time redeem some or all of the outstanding shares of Series O Preferred Stock for a per share redemption price of ranging from $52.50 (for redemptions in 2008) to $50 (for redemptions in 2019 or later) plus an amount equal to the amount of the dividend for the then-current quarterly dividend period accrued to but excluding the date of redemption. Shares of Series O Preferred Stock rank on a parity with other shares of Fannie Mae's outstanding preferred stock as to dividends and rights upon liquidation.

Copies of the certificates of designation for the Series 2004-1 Preferred Stock and the Series O Preferred Stock are filed with this report as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Both these transactions closed on December 30, 2004. In connection with these transactions, Fannie Mae paid placement agent fees of $75 million.

The securities Fannie Mae issues are "exempted securities" under laws administered by the SEC to the same extent as securities that are obligations of, or are guaranteed as to principal and interest by, the United States. Because Fannie Mae's securities are exempted securities, Fannie Mae does not file registration statements with the SEC with respect to offerings of Fannie Mae securities.

Item 4.01. Changes in Registrant's Certifying Accountant.

On January 4, 2005, the Audit Committee of Fannie Mae's Board of Directors approved the engagement of Deloitte & Touche LLP as Fannie Mae's independent auditors, effective upon completion of Deloitte & Touche's customary client acceptance procedures and execution of an engagement letter. As previously announced, Fannie Mae will restate its financial statements for fiscal years 2001, 2002, 2003 and the first half of 2004. Deloitte & Touche will serve as the company's auditors for each of these fiscal years, including 2004.

During the period beginning January 1, 2003 through January 4, 2005 (the date Deloitte & Touche was appointed), neither Fannie Mae nor anyone acting on Fannie Mae's behalf consulted with Deloitte & Touche regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the company's financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 30, 2004, Timothy Howard resigned from the Board of Directors of Fannie Mae, effective immediately.

Item 9.01. Financial Statements and Exhibits.

The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

January 4, 2005	By:	Ann M. Kappler

Name: Ann M. Kappler
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

4.1	Certificate of Designation of Terms of Fannie Mae Convertible Preferred Stock, Series 2004-1
4.2	Certificate of Designation of Terms of Fannie Mae Preferred Stock, Series O